Exhibit 99.1


                           FOR IMMEDIATE RELEASE


London (16 July 2004) - South Hertfordshire United Kingdom Fund, Ltd.(1) (the "Partnership") announced today that the Partnership has learnt of an unsolicited mini-tender offer being made by Peachtree Partners to purchase units of limited partnership interests up to an amount representing 4.9 percent of the Partnership's outstanding units, for a price of $27.50 per unit of limited partnership interest in cash, subject to adjustments.

The Partnership does not in any way recommend or endorse Peachtree's mini-tender offer and expresses no opinion as to whether the Partnership's limited partners should tender their shares in the mini-tender offer. The Partnership is not associated with Peachtree, the offer or the offer documentation. Limited partners should note that there is no established trading market for the units and, accordingly, there is no established trading price for the units.

The Securities and Exchange Commission (SEC) has cautioned investors about offers of this nature. Mini-tender offers, which are offers to buy less than 5 percent of a company's equity, "have been increasingly used to catch investors off guard," according to an investor alert on the SEC's website. The Partnership's limited partners should be aware that many of the SEC's tender offer rules do not apply to mini-tender offers.

To read more  about  the  risks of  mini-tender  offers,  please  review an
investor     alert    on    the     SEC's     website,     available     at
www.sec.gov/investor/pubs/minitend.htm .

The Partnership's limited partners who may have tendered their units are advised that they may withdraw their units by providing written notice to Peachtree in accordance with Peachtree's offering documents within 15 days from the date of the postmark of the acceptance of the offer.

The Partnership advises its limited partners to consult their financial advisors concerning this offer.

SAFE HARBOR

Various   statements   contained   in   this   press   release   constitute
"forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words like "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance, achievements or industry results to be materially different from those contemplated, whether expressed or implied, by these forward-looking statements. These factors include those set forth under the caption "Risk Factors" in our Form 10-K that was filed with the SEC on
March 29, 2004, such as: potential adverse developments with respect to NTL's and our liquidity or results of operations; NTL's significant debt payments and its and our other contractual commitments coming due over the next several years; NTL's and our ability to fund and execute its and our business plan; the impact of new business opportunities requiring significant up-front investments; our ability to attract and retain customers, increase our overall market penetration and react to competition from providers of alternative services; NTL's ability to integrate its billing systems; NTL's significant management changes; NTL's and our ability to develop and maintain back-up for our critical systems; our ability to respond adequately to technological developments; NTL's and our ability to maintain contracts that are critical to our operations; our ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, in a timely manner at reasonable costs and on satisfactory terms and conditions; interest rate and currency exchange rate fluctuations; and the impact of NTL's recent reorganization and subsequent organizational restructuring. We assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

                                  - ends -

FOR MORE INFORMATION CONTACT:

INVESTOR RELATIONS:
US: Patti Leahy, +1 610 667 5554
UK: Virginia Ramsden, +44 (0) 20 7967 3338

MEDIA:

Alison Kirkwood, NTL Incorporated +44 (0) 1256 752 662
Richard Oldworth or Jeremy Garcia, Buchanan Communications +44 (0)20 7466 5000

--------------------

(1) SOUTH HERTFORDSHIRE UNITED KINGDOM FUND, LTD.

The Partnership is a Colorado limited partnership formed in December 1991 pursuant to the public offering of its limited partnership interests for the purpose of acquiring one or more cable television and telephone systems in the United Kingdom.


The Partnership holds 66.7% of the shares of NTL (South Hertfordshire) Limited. NTL Incorporated ("NTL") owns 33.3% of the shares of NTL (South Hertfordshire) Limited. NTL also owns the general partner of the
Partnership. The general partner provides consulting services to the Partnership and may delegate some or all of the consulting services to NTL or to other affiliates.


NTL (South Hertfordshire) Limited (formerly C&W Comms (South Herts) Limited) is a UK corporation originally owned by Jones Global Funds, Inc. (the previous general partner) and Jones Cable Group, Ltd., an affiliate of the previous general partner. NTL (South Hertfordshire) Limited is the holder of a franchise to own and operate a cable television/telephone system in the South Hertfordshire franchise area, located adjacent to the northwest perimeter of Greater London, England. The South Hertfordshire franchise area passes approximately 92,000 homes, of which approximately 34,000 are current customers.